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EXHIBIT 99.1

WRITTEN STATEMENT OF PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

      I, Eugene O'Donovan, the President, Chief Executive Officer and Chief Financial Officer of Montana Mills Bread Co., Inc. hereby certify that (i) the Quarterly Report on Form 10-QSB for the quarter ended July 31, 2002 filed by Montana Mills Bread Co., Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Montana Mills Bread Co., Inc.

Dated: September 16, 2002      By: /s/ Eugene O'Donovan
                                   ---------------------------------------
                                       Eugene O'Donovan, President, Chief
                                   Executive Officer and Chief Financial Officer


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